SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                 AMENDMENT NO. 4

                                   FORM S-8/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  MEDQUIST INC.
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             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
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         (State or other jurisdiction of incorporation or organization)

                                   22-2531298
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                     (I.R.S. Employer Identification Number)

                        Five Greentree Centre, Suite 311
                            Marlton, New Jersey 08053
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                        (Address, including zip code, of
                          Principal Executive Offices)


                       Incentive Stock Option Plan of 1988
         Non-Qualified Stock Options Granted by Resolutions of the Board
                            Stock Option Plan of 1992
        Nonstatutory Stock Option Plan of 1992 for Non-Employee Directors
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                            (Full title of the plan)

                                 John M. Suender
                  Vice President, General Counsel and Secretary
                                  MedQuist Inc.
                        Five Greentree Centre, Suite 311
                            Marlton, New Jersey 08053
                                 (609) 596-8877
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                      (Name, address and telephone number,
                   including area code, of agent for service)


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                                CALCULATION OF REGISTRATION FEE


=================================================================================================
Title of             Amount to be       Proposed maximum      Proposed maximum       Amount of
securities           registered(1)      offering price per    aggregate offering     registration
to be registered                        share(2)              price(2)               fee
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
Common Stock         600,000            $ 30.08               $ 18,048,000           $ 5,325
=================================================================================================

(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans and stock options and awards covered by this Registration Statement.

(2) Pursuant to Rule 457(h), in the case such as this where such price is not known, the maximum offering price is based upon the average of the high and low sales prices of a share of Common Stock of MedQuist Inc. reported on the Nasdaq National Market on July 10, 1998.



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                                     PART I

     This registration on Form S-8 is being filed with respect to the registration of additional securities under the Stock Option Plan of 1992 of the same class as other securities for which a registration statement filed on a Form S-8 relating to the same employee benefit plans is effective. The contents of registration statement No. 33-51508, as amended, are incorporated herein by reference.

Item 8.  Exhibits.

     The following exhibits are filed as part of the Registration Statement or, where so indicated, were and are heretofore filed and are hereby incorporated herein by reference.

     Exhibit 5.1   Opinion of John M. Suender, General Counsel to the Company

     Exhibit 24.1 Consent of Arthur Andersen LLP, Independent Certified Public Accountants

     Exhibit 24.2  Consent of John M. Suender (included in the opinion filed as
                   Exhibit 5.1 hereto)



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Marlton, State of New Jersey, as of July 17, 1998.


                                  MedQuist Inc.

                                  By: /s/ David A. Cohen
                                     -------------------------------------------
                                        David A. Cohen, Chairman of the Board,
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this report has been signed below by the following persons in the capacities indicated and as of July 17, 1998.


/s/ William T. Carson, Jr.                  Director
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William T. Carson, Jr.


/s/ John T. Casey                           Director
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John T. Casey


/s/ Richard J. Censits                      Director
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Richard J. Censits


/s/ John A. Donohoe, Jr.                    Executive Vice President,
----------------------------------          Chief Operating Officer and
John A. Donohoe, Jr.                        Director


/s/ John R. Emery                           Vice President, Treasurer and
----------------------------------          Chief Financial Officer
John R. Emery


/s/ James R. Emshoff                        Director
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James R. Emshoff


/s/ Terrence J. Mulligan                    Director
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Terrence J. Mulligan

                             [EXECUTIONS CONTINUED]



                                      -4-
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/s/ A. Fred Ruttenberg                      Director
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A. Fred Ruttenberg


/s/ R. Timothy Stack                        Director
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R. Timothy Stack


/s/ John H. Underwood                       Director
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John H. Underwood



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